SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 2, 2003

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Item 5. Other Events.

On October 2, 2003, Wal-Mart Stores, Inc. (the “Company”) consummated the sale of $1,000,000,000 aggregate principal amount of the Company’s 3.375% Notes due 2008 (the “Notes”) pursuant to a Pricing Agreement, dated September 25, 2003 (the “Pricing Agreement”), among the Company and J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC acting for themselves and as the representatives for the other underwriters named in Schedule I to the Pricing Agreement. The Notes were sold to the public at an issue price of 99.622% of their principal amount. The net proceeds of the sale of the Notes to the Company were $992,720,000. The terms of the Notes are as set forth in the prospectus supplement of the Company, dated September 25, 2003, to its prospectus dated December 27, 2002, which prospectus supplement was filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 29, 2003 pursuant to Rule 424(b)(2) of the Commission promulgated under the Securities Act of 1933, as amended.

The Company previously filed with and furnished to the Commission certain information and documents relating to the creation of the newly created series of the Company’s 3.375% Notes Due 2008 (the “2008 Series”), of which 2008 Series the Notes are a part, the establishment of the terms and conditions of the 2008 Series and the offer and sale of the Notes, including the documents relating to the creation of, and the establishment of the terms and conditions of, the 2008 Series, a copy of form of global note that represents the Notes and a copy of the Pricing Agreement. That information and those documents were filed with or furnished to the Commission by means of a Current Report on Form 8-K filed with the Commission on September 30, 2003. This Current Report on Form 8-K is being filed in order to file with the Commission the opinion of Hughes & Luce, L.L.P. regarding the legality of the Notes.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

5	Opinion of Hughes & Luce, L.L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2003

WAL-MART STORES, INC.

By:	/s/ THOMAS M. SCHOEWE
Name: Thomas M. Schoewe
Title: Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

5	Opinion of Hughes & Luce, L.L.P.